AMCAST INDUSTRIAL CORPORATION

NEWS RELEASE



AMCAST ENTERS INTO DEFINITIVE AGREEMENT TO SELL CERTAIN ASSETS OF ITS FLOW CONTROL DIVISION


DAYTON, OHIO, July 9, 2004 - Amcast Industrial Corporation, (AICO.OB) announced today that it has signed a definitive agreement to sell most of the assets of its Flow Control division to a U.S. subsidiary of the Dutch group Aalberts Industries N.V. (Amsterdam: AAL). The transaction, which is subject to regulatory approval and customary closing conditions, is anticipated to close within the next thirty days.

The sale of the Flow Control products segment includes the businesses of Elkhart Plumbing (Elkhart, Indiana & Fayetteville, Arkansas), Elkhart Industrial (Geneva, Indiana), and Amcast Industrial Ltd. (Burlington, Ontario).

This asset sale is being made to comply with the provisions of our loan agreements. The proceeds will be used to reduce debt.

Amcast Industrial Corporation is a leading manufacturer of technology-intensive metal products. Its two business segments are brand name Flow Control Products marketed through national distribution channels and Engineered Components for original equipment manufacturers. The company serves the automotive, construction, and industrial sectors of the economy.

Contact--
Media and Investors:  Michael Higgins 937/291-7015